UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 19, 2007

Industrial Enterprises of America, Inc.
(formerly known as Advanced Bio/Chem, Inc.)
(Exact name of registrant as specified in its charter)

Nevada	1-32881	13-3963499
(State or other jurisdiction of	(Commission File	(IRS Employer
incorporation)	Number)	Identification No.)

711 Third Avenue, Suite 1505, New York, New York	10017
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code	(212) 490-3100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Section 5 - Corporate Governance and Management
Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As announced on March 19, 2007, the Board of Directors of Industrial Enterprises of America, Inc. (the "Company") appointed Dennis O'Neill as the Company's Chief Financial Officer, effective as of such date. Mr. O'Neill has over thirty years of financial and operational experience, and from 1995 through the date of his appointment as Chief Financial Officer, he has been an independent consultant, during which time he has, among other accomplishments, led the reorganization and recapitalization of a $350 million auto parts manufacturer and assisted in the successful turnaround and sale of a $600 million steel service center.

Mr. O'Neill replaces Mr. John D. Mazzuto who has been acting as interim Chief Financial Officer since December 2006.

The Board has not yet determined whether Mr. O'Neill will receive any compensation for his service as Chief Financial Officer and, if so, the amount of compensation.

Section 7 - Regulation FD
Item 7.01 Regulation FD Disclosure.

On March 19, 2007, the Company issued a press release announcing the appointment of the new Chief Financial Officer as disclosed above in Item 5.02. The press release furnished with this current report on Form 8-K provides details not included in previously issued reports of the Company and is not deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and is not to be incorporated by reference in any filing under the Securities Act of 1933, as amended, except as expressly set forth by specific reference in this filing.

Section 9 - Financial Statements and Exhibits
Item 9.01 Financial Statements and Exhibits.

(c) Exhibits

Exhibit No.	Description
99.1	Press Release of Industrial Enterprises of America, Inc., dated March 19, 2007.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Industrial Enterprises of America, Inc.

May 15, 2007
By:   /s/ John D. Mazzuto
Name:  John D. Mazzuto
Title:  Chief Executive Officer